UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 21, 2020 (May 19, 2020)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1550 Market St. #425, Denver, Colorado 80202
(Address of Principal Executive Offices)

(509) 459-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities register pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	RLH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders on May 19, 2020, three matters were submitted to a vote of our shareholders. The voting results were as follows:

1. Election of Directors. Each of the following seven individuals were elected to serve on our board of directors for terms that end at the 2021 annual meeting of shareholders. The number of votes cast for and against each nominee, the number of abstentions and the number of broker non-votes, were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
R. Carter Pate	17,025,980	1,176,117	63,321	5,163,008
Frederic F. “Jake” Brace	16,984,121	1,217,952	63,345	5,163,008
Linda C. Coughlin	17,018,471	1,184,595	62,352	5,163,008
Ted Darnall	17,018,196	1,183,994	63,228	5,163,008
Janet L. Hendrickson	17,021,559	1,180,620	63,239	5,163,008
Joseph B. Megibow	17,015,320	1,187,664	62,434	5,163,008
Kenneth R. Trammell	17,019,062	1,183,018	63,338	5,163,008

2. Ratification of Appointment of Auditors. The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2020. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstain
22,856,167	422,359	149,900

3. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the annual meeting under the caption “Executive Compensation”. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

For	Against	Abstain	Broker Non-Votes
16,937,769	1,256,791	70,858	5,163,008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: May 21, 2020	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President